Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-70567 on Form S-8 of our report dated September 28, 2010, relating to the consolidated financial statements of Magellan Petroleum Corporation and subsidiaries, appearing in this Amendment No.1 to Annual Report on Form 10-K/A of Magellan Petroleum Corporation for the year ended June 30, 2010.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
June 15, 2011